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                                                                   Exhibit 10.13





                                    EMB-145LR

                              AMENDED AND RESTATED

                      PURCHASE AGREEMENT NUMBER GCT-025/98

                          EMBRAER - EMPRESA BRASILEIRA

                               DE AERONAUTICA S.A.

                                       AND

                         REPUBLIC AIRWAYS HOLDINGS, INC.






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  Certain portion of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933. The omitted materials have been filed separately with the Securities and Exchange Commission.

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                                      INDEX
                                      -----

    ARTICLE

  01  - DEFINITIONS
  02  - SUBJECT
  03  - PRICE
  04  - PAYMENT
  05  - DELIVERY
  06  - CERTIFICATION
  07  - ACCEPTANCE AND TRANSFER OF OWNERSHIP
  08  - STORAGE CHARGE
  09  - DELAYS IN DELIVERY
  10  - INSPECTION AND QUALITY CONTROL
  11  - CHANGES
  12  - WARRANTY
  13  - TECHNICAL ASSISTANCE SERVICES
  14  - SPARE PARTS POLICY
  15  - PUBLICATIONS
  16  - ASSIGNMENT
  17  - RESTRICTIONS AND PATENT INDEMNITY
  18  - MARKETING AND PROMOTIONAL RIGHTS
  19  - TAXES
  20  - APPLICABLE LAW
  21  - ARBITRATION
  22  - JURISDICTION
  23  - TERMINATION
  24  - OPTION FOR THE PURCHASE OF ADDITIONAL EMB-145 AIRCRAFT
  25  - INDEMNITY
  26  - NOTICES
  27  - CONFIDENTIALITY
  28  - INTEGRATED AGREEMENT
  29  - NEGOTIATED AGREEMENT
  30  - COUNTERPARTS
  31  - ENTIRE AGREEMENT
  32  - NO WAIVER
  33  - REPRESENTATIONS AND WARRANTIES
  34  - EFFECTIVENESS


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                                   ATTACHMENTS

  "A-1"- US AIRWAYS AIRCRAFT SPECIFIC CONFIGURATION, FINISHING AND
         REGISTRATION MARKS
  "A-2"- AMERICA WEST AIRCRAFT SPECIFIC CONFIGURATION, FINISHING AND
         REGISTRATION MARKS


  "B"- FERRY EQUIPMENT, SPARE PARTS POLICY AND LIST OF PUBLICATIONS

  "C" - WARRANTY CERTIFICATE - MATERIAL AND  WORKMANSHIP

  "D" - AIRCRAFT PRICE ESCALATION FORMULA

  "E" - AUTHORIZED REPRESENTATIVE APPOINTMENT

  "F" - FORM OF WARRANTY BILL OF SALE

  "G" - FORM OF GUARANTEE





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                              AMENDED AND RESTATED

                       PURCHASE AGREEMENT NO. GCT- 025/98

This Amended and Restated Purchase Agreement is entered into as of this ____ day of April, 2002 by and between Embraer - Empresa Brasileira de Aeronautica S.A. and Republic Airways Holdings, Inc., for the purchase and sale of Embraer aircraft, services and related spare parts.

Solitair Corp. ("Solitair") has assigned to Buyer (as defined below) all of Solitair's rights and obligations under the Purchase Agreement DCT-025/98 between Embraer and Solitair (as amended before the date of this agreement, the "Original Purchase Agreement"), with respect to the sale of twenty (20) unexercised option aircraft (as defined below).

In connection with such assignment, Solitair has also assigned its remaining rights with respect to the fleet of aircraft delivered under the Original Purchase Agreement. Solitair has retained its rights and obligations with respect to the five (5) additional aircraft currently scheduled for delivery under the Original Purchase Agreement.

This Agreement (as defined below):

   (a) amends and restates all rights and obligations of Embraer and Buyer with respect to the twenty (20) unexercised option aircraft under the Original Purchase Agreement;

   (b) states the rights and obligations of Embraer and Buyer with respect to seventeen (17) additional option aircraft that were previously connected to the Original Purchase Agreement;

   (c) states the terms and conditions upon which the "Buyer's" remaining rights under the Original Purchase Agreement will apply to the forty-eight (48) aircraft previously delivered under the Original Purchase Agreement and the five (5) additional aircraft scheduled for delivery under the Original Purchase Agreement.

The sale covered by this Agreement shall be governed solely by the terms and conditions herein set forth, as well as by the provisions set forth in the attachments hereto. Except as expressly provided to the contrary herein, nothing in this Agreement shall be deemed to grant Buyer or Chautauqua (as defined herein) any rights with respect to undelivered aircraft other than the thirty-seven (37) Option Aircraft (as defined below).

1. DEFINITIONS

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For the purpose of this Agreement, the following definitions are hereby adopted:

      a. Actual Delivery Date - shall mean, with respect to each Aircraft, the date on which Buyer obtains title to that Aircraft in accordance with Article 7(c).

      b. Aircraft - shall mean the EMB-145 LR aircraft or, where there is more than one of such aircraft, each of such Aircraft (including Firm Aircraft and Option Aircraft, as the context requires), manufactured by Embraer, for sale to Buyer pursuant to this Agreement, according to the Technical Description number TD-145/010, dated January 1998 (Appendix I), the Aircraft Specific Configuration, Finishing and Registration Marks described in Attachment `A-1' (or `A-2', if Buyer notifies Embraer that it desires to receive the Aircraft such configuration [*]), and as may be amended from time to time by Buyer at its expense as specified in
            Article 11. [*]

      c. Agreement - shall mean this Amended and Restated Purchase Agreement No. GCT-025/98, its Schedules, and any Letter Agreement between the Parties executed on the date hereof.

      d. Business Day - shall mean days on which the banks in each of New York, New York, United States and Sao Paulo, and Sao Jose dos Campos, S.P. Brazil are open for the normal transaction of business.

      e. Basic Price - shall mean the Aircraft total price, effective on the date of execution of this Agreement contained in Article 3 (a)(1) or, in case of revision thereof, on the date of its revision.

      f. Buyer - shall mean REPUBLIC AIRWAYS HOLDINGS, INC., a Delaware corporation with its principal place of business at 2500 S. High School Road, Indianapolis, Indiana 46241, United States or its assignee pursuant to Article 16 hereof.

      g.    Chautauqua - shall mean Chautauqua Airlines, Inc.

      h. Contractual Delivery Date - shall mean the delivery dates referred to in Article 5 hereof.

      i. CTA - shall mean the Aerospace Technical Center of the Brazilian Ministry of Aeronautics.

      j. Embraer - shall mean EMBRAER - Empresa Brasileira de Aeronautica S.A., a Brazilian corporation with its principal place of business at Av. Brigadeiro Faria Lima, 2170 - Putim, Sao Jose dos Campos, Sao Paulo, Brazil.

      k. FAA - shall mean the Federal Aviation Administration of the United States of America.

      l. Firm Aircraft - shall have the meaning specified in Article 2.a hereof.


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      m.    Initial Provision List or "IPL" - shall have the meaning specified in Article 2.b hereof.

      n. Option Aircraft - shall have the meaning specified in Article 2.a hereof.

      o.    Parties - shall mean Embraer and Buyer.

      p. Purchase Price - shall mean the Aircraft total price, effective on the relevant Aircraft Contractual Delivery Date, resulting from the application of the Escalation Formula contained in Attachment "D" pursuant to the terms hereof.

      q.    Services - shall mean technical assistance services, as specified in
            Article 13 hereof.

      r. Spares - shall mean line replaceable units, spare parts and ground support equipment, except engines, available for purchase through Embraer, to be selected and acquired by Buyer through the initial provisioning list agreed to by the Parties and provided pursuant to
            Article 2.b. (the "IPL").


2.    SUBJECT

      a. Embraer shall sell and Buyer shall purchase and take delivery of zero (0) firm order Aircraft ("Firm Aircraft") and, if Buyer so elects, up to thirty-seven (37) option Aircraft ("Option Aircraft") upon the terms and conditions contained in this Agreement.

      b. Embraer shall sell, and Buyer shall acquire, Spares for each of the Aircraft. Buyer shall inform Embraer at least [*] prior to the Contractual Delivery Date of the Spares for each Aircraft selected from IPL for such Aircraft and such Spares shall be delivered in accordance with Article 5.b.

      c.    Embraer shall render the Services as specified in Article 13.


3.    PRICE

      a. Buyer agrees to pay Embraer, subject to the terms and conditions of this Agreement, in United States dollars, the following prices:

            1. The Aircraft Basic Price of [*] economic conditions, for each Aircraft.

            2. Buyer shall have in its sole discretion the right to purchase up to [*] per Aircraft, with respect to Spares.

                  The specific price of each of the Spares items shall be [*] .

      b. The Services are to be provided [*] All other services shall be billed to Buyer in accordance with Embraer's prevailing rates therefor.


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      c.    The Aircraft Basic Price shall be escalated according to the formula contained in Attachment "D" and as set forth herein. Such price as escalated shall be the Aircraft Purchase Price and it will be provided to Buyer [*] prior to each Aircraft Contractual Delivery Date.


4.    PAYMENT

      The prices specified in the previous Article shall be paid in cash, by means of a wire transfer, on each Business Day specified below by Buyer as follows for Firm Aircraft:

      a.    Aircraft

            1.    An initial deposit of [*] .

            2. A [*] progress payment [*]is due and payable [*]prior to each relevant Aircraft Contractual Delivery Date.

            3. A [*] progress payment [*] is due and payable [*] prior to each relevant Aircraft Contractual Delivery Date.

            4. A [*] progress payment of each Aircraft Basic Price, is due and payable [*] prior to each relevant Aircraft Contractual Delivery Date.

            5. The balance of each Aircraft Purchase Price, shall become due and payable upon acceptance of each relevant Aircraft by Buyer.

      b.    Spares:

            1. [*] of the price of Spares for each Aircraft shall become due and payable [*] prior to the relevant Aircraft Contractual Delivery Date or the date of delivery of the Spares calculated in accordance with Article 5.b[*].

            2. [*] of the price of the Spares for each Aircraft shall become due and payable upon delivery of the Spares items as set forth in Article 5.b.


      c.    Late Payments and Termination for Failure to Make Payments:

            Interest will accrue at a Rate of [*] on any amount not paid to Embraer as set forth in Article 4.a and 4.b above from the date on which such payments should have been made or as set forth therein until the actual receipt by Embraer of such amounts. [*]In the event Embraer does not receive any payment required by Articles 4.a and 4.b within [*] Embraer shall have the right to [*] Furthermore in the event any payment referred to in Articles 4.a and 4.b is not made when required,[*] and the Buyer fails to [*] Buyer shall [*] pay Embraer[*]until the earlier of the termination of this Agreement in accordance with Article 23.c or [*] .


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5.    DELIVERY

      a. AIRCRAFT: Subject to payment in accordance with Article 4 and the provisions of Articles 4, 7 and 9, the Aircraft shall be offered for delivery by Embraer to Buyer, by means of a notice, for inspection, acceptance and subsequent delivery in F.A.F. (Fly Away Factory) condition, at Sao Jose dos Campos, State of Sao Paulo, Brazil, according to the schedule set forth in Article 24 and subject to the terms of that article.

      b. SPARES: Subject to receipt by Embraer of the list of Spares selected by Buyer from the IPL in accordance with Article 2.b, such items shall be delivered by Embraer to Buyer in F.C.A. (Free Carrier - INCOTERMS 1990) condition, at Sao Jose dos Campos, State of Sao Paulo, Brazil, or at any other port of clearance that Embraer may identify to Buyer. The provision of Spares for each Aircraft shall be delivered on the relevant Aircraft Actual Delivery Date. Should Buyer not inform Embraer of [*], the Spares shall be [*] -


6.    CERTIFICATION

      On the Actual Delivery Date of an Aircraft, the EMB 145-LR aircraft shall have valid and effective type certificates issued by the CTA and FAA. The Aircraft shall also be delivered to Buyer with an export certificate of airworthiness issued by CTA complying with the requirements of FAA regulation ("FAR") Part 25 and the requirements of the FAA. The condition of the Aircraft on delivery and the documentation delivered with the Aircraft, including the above mentioned export certificate of airworthiness, shall be sufficient to enable Buyer to obtain an FAR Part 25 certificate of airworthiness for the Aircraft. Subject to the above, it shall be Buyer's responsibility to obtain such certificate of airworthiness for the Aircraft, at Buyer's sole expense, although Embraer will provide assistance if requested to do so, at Buyer's cost. [*]


7.    ACCEPTANCE AND TRANSFER OF OWNERSHIP

      a. Unless Embraer notifies Buyer otherwise, the Aircraft shall be delivered in accordance with the provisions and schedules specified in Article 5 herein. Embraer shall give Buyer [*] advance notice of the date on which Embraer considers that each Aircraft will be ready for delivery in the condition specified herein. Upon successful completion of ground and flight tests performed by Embraer, Buyer will receive a confirmation from Embraer of the day that the Aircraft concerned is ready for inspection and will provide Buyer within [*] notice of the date of such inspection.


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      b.    Buyer shall be allowed a reasonable period of time to conduct a ground inspection and an acceptance flight or flights, if necessary ("Inspection") of each Aircraft prior to its delivery. [*] After such acceptance flight and if Buyer accepts the Aircraft in accordance with this Article 7, each Aircraft will be delivered by Embraer to Buyer in accordance with Article 6 hereof [*].

      c. Buyer shall accept the Aircraft provided, in the reasonable determination of Buyer, the Aircraft meets the terms and conditions of this Agreement. Immediately after such acceptance, Buyer shall make the payments due, if any, according to Article 4 and accept delivery of such Aircraft, whereupon [*] title and risk of loss will be transferred to Buyer and Buyer shall execute the necessary title and risk transfer documents required in order to effect title transfer, including but not limited to an FAA form Bill of Sale and a Warranty Bill of Sale substantially in the form attached hereto as Schedule G. [*]

      d. If Buyer declines to accept an Aircraft after its Inspection because the Aircraft failed to meet the terms of this Agreement, Buyer shall immediately give Embraer notice of all specific reasons for such refusal and Embraer shall have [*] , commencing on the first Business Day after receipt of such notice, to take all necessary actions [*] in order to resubmit the Aircraft to Buyer for re-inspection.

      e. Buyer shall inspect the Aircraft, as provided for in Article 7.b., within [*] after [*] from Embraer that all necessary actions were taken ("Reinspection"). All costs of such Reinspection [*]

      f. Embraer shall ensure that the Spares for each Aircraft are available for inspection by Buyer on or before the date of delivery in accordance with Article 5.b. and shall notify Buyer of such availability. Buyer shall be allowed to inspect the Spares to be delivered in connection with each Aircraft. If Buyer finds such Spares acceptable, Buyer shall be entitled, but not obligated, to inspect the packing process, and if such an inspection is conducted, Buyer shall thereupon give Embraer notice of acceptance and receipt of Spares in question. If Buyer reasonably rejects one or more of the Spares during such inspection as not conforming to this Agreement, Embraer shall [*] Buyer's failure, including but not limited to Buyer's refusal to perform the inspection or acceptance of all their Spares after being notified of their availability by Embraer, shall not prevent [*] In the event that Buyer does not inspect the packing process as provided for herein, [*]

      g. Should Buyer fail to comply with the procedures specified in any of the preceding items 7 (a) through 7 (e), Embraer shall not be held liable for any delays in delivery resulting from such failure.

      h. Should Buyer not perform its obligations in accordance with items 7(a) through 7(e) hereof within [*], Embraer shall be entitled to [*] its obligations in accordance with items 7(a) through 7(e) hereof,[*], Embraer shall be entitled to [*]

      i. Buyer shall be permitted to delegate its duties in this Article 7 and in Article 5 as to the physical inspection, reinspection, and acceptance and delivery of the Aircraft and Spares to its authorized representative in the form attached hereto as Schedule F.


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      j.    In the event that Buyer has otherwise complied with provisions of this Agreement, i) Buyer or Chautauqua has not received prior to the relevant Aircraft Delivery Date a material portion of the Services provided for in [*] or ii) a material portion of Spares to be delivered pursuant to Article 5.b are not available for delivery in connection with the relevant Aircraft (provided
            Buyer has provided Embraer with the notice required by
            Article 2.b); or iii) at lease one copy of each technical publication referred to in Attachment B hereto is not available for delivery to Buyer on the relevant Aircraft Delivery Date, Buyer shall [*] until Buyer or Chautauqua receive a material portion of the Services provided for in [*] and at least one copy of each technical publication referred to in Attachment B hereto is available for delivery to Buyer or Chautauqua or as otherwise agreed to by the Parties. In the event an Aircraft delivery is delayed by Buyer under the terms and conditons of this
            Article 7.j,[*]


8.    STORAGE CHARGE

      a. A storage charge equal to [*] shall be charged by Embraer to Buyer commencing on:

            1. Buyer's failure to perform Inspection or Re-inspection of an Aircraft, per the date or time period specified in writing by Embraer, according to Article 7.

            2. Buyer's acceptance of an Aircraft when Buyer defaults in the fulfillment of any payment due and in taking title to such Aircraft immediately thereafter.

            3. Buyer's failure within [*] after title transfer to remove an Aircraft from Embraer's facilities.

                  Storage charges shall end on the earlier of i) Buyer's and Embraer's agreement to end such storage charge, ii) removal of the relevant Aircraft from Embraer's facilities or iii) in the event this Agreement with respect to such Aircraft is terminated in accordance with Article 23.

                  If however, Buyer notifies Embraer in writing [*] in advance of its expected delay in the performance of its obligations set forth in this Article 8, the storage charge shall commence [*] after the occurrence of the events set forth in this
                  Article 8.a.

      b. In the event that an Aircraft Contractual Delivery Date must be extended by Embraer from that which is designated in Article 5, due to Buyer's failure to perform any action or provide any information contemplated by this Agreement other than the ones specified in the preceding items, and the Aircraft otherwise was to be delivered on the Contractual Delivery Date, the storage charge shall commence [*] after the Contractual Delivery Date relative to such Aircraft.

      c. Buyer shall pay the storage charge set forth in Article 8.a. and 8.b., as applicable, per each month of delay or part thereof, within [*] after the presentation of each invoice by Embraer.


9.    DELAYS IN DELIVERY

      a.    EXCUSABLE DELAYS:

            1. Embraer shall not be held liable or be found in default for any delays in the delivery of an Aircraft or any Spares or in the performance of any act to be performed by Embraer under this Agreement, resulting from the following events or occurrences, hereinafter referred to as "Excusable Delays":
                  (a) force


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                  majeure [*], (b) any delay to the extent resulting from any failure by Buyer to perform any action or provide any information contemplated by this Agreement.

            2. Within [*] after the occurrence of any of the above mentioned events which constitute causes of Excusable Delays in delivery of an Aircraft or any Spares or in the performance of any act to be performed by Embraer under this Agreement, Embraer shall send a notice to Buyer, with a requested acknowledgment of receipt, [*]

            3. Any such delays shall extend the time for delivery of an Aircraft or Spares by [*]. Embraer undertakes to [*] to avoid or remove any such cause of delay [*]

            4. If the cause of such Excusable Delay is such as to last longer than [*] then Buyer shall have the option to terminate this Agreement without liability to either party, in accordance with Article 23.b.

      b.    NON-EXCUSABLE DELAYS:

            1. If the delivery of an Aircraft or Spares is delayed, not as a result of an Excusable Delay, by more than [*] after the Contractual Delivery Date for such Aircraft or, in the case of Spares, the date for delivery as agreed between the Parties in accordance with Article 5.b., Buyer will be entitled to [*], up to the date that the Aircraft is ready for delivery and available to Buyer by means of confirmation of the successful completion of ground and flight tests performed by Embraer, to be provided per Article 7.a, [*]

            2. The grace period of [*], granted by Buyer to Embraer as mentioned herein shall prevail if Embraer provides notice to Buyer advising the expected delay, provided that such notice[*].

            3. If, with respect to a delayed Aircraft or Spares, Embraer does not receive notice [*] as mentioned in item "b.1" above, from Buyer within [*] after the Delivery Date of such Aircraft, or in the case of Spares, the date of delivery as agreed between the Parties in accordance with Article 5.b., Buyer shall be deemed to have fully waived its right to [*]

            4. If as a result of[*]agreed to in writing by the parties[*]will not apply [*]

            5. Embraer hereby acknowledges that[*]inducement to Buye[*]it hereby represents and warrants to[*]will not be[*]not be considered a[*]In the event of Seller's breach of the representation and warranty provided for herein, Buyer may terminate this Agreement in accordance with Article 23.b.1. and/or may seek damages for Embraer's breach in accordance with Article 23.a.

      c.    DELAY DUE TO LOSS OR STRUCTURAL DAMAGE TO THE AIRCRAFT:


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            Should any Aircraft be destroyed or damaged before acceptance by the
            Buyer to the extent that it becomes commercially useless, Buyer may, at its sole discretion take a replacement Aircraft under the same terms and conditions of this Agreement at a later delivery date to be agreed by the Parties. Within three (3) months after such loss, Embraer will provide Buyer with a new delivery date for a replacement Aircraft. If Buyer in its sole discretion rejects the new delivery date after further consultation with Embraer on scheduling the delivery of the Aircraft, it may terminate this Agreement with respect to such Aircraft[*]In the event Embraer[*]


10.   INSPECTION AND QUALITY CONTROL

      a. Buyer is hereby permitted to have one or more authorized representatives at Embraer's facilities for a period commencing [*] prior to the Contractual Delivery Date of each Aircraft in order to assure that the Aircraft, Spares and Services were developed in accordance with the procedures specified in this Agreement and according to all applicable quality control standards. Buyer may communicate its concerns as to the production of the Aircraft and Spares to Embraer.

      b. Buyer shall communicate to Embraer the names of its authorized representatives, by means of notice, at least fifteen (15) days prior to the arrival of the authorized representatives. Buyer may substitute authorized representatives, provided written notice is given to Embraer fifteen (15) calendar days prior to effectivity.

      c. Such representatives may also be authorized to sign the acceptance and transfer of title and risk documents and accept delivery of the Aircraft and Spares pursuant to Article 7.

      d. With respect to this Article 10, Embraer shall provide for use in accordance with the Agreement at no cost to Buyer, communication facilities (telephone and facsimile) for Buyer's authorized representatives, as well as the necessary tools, measuring devices, test equipment and technical assistance as may be necessary to perform acceptance tests.

      e. Buyer's authorized representatives shall observe Embraer's administrative rules and instructions while at Embraer's facilities, and Buyer's representatives will be provided with all appropriate rules and regulations upon arrival.

      f. Buyer's authorized representatives shall be allowed exclusively in those areas related to the subject matter hereof and Buyer agrees to hold harmless Embraer from and against all and any kind of liabilities in respect to such representatives, for whom Buyer is solely and fully responsible under all circumstances and in any instance except to the extent caused by the gross negligence or willful misconduct of Embraer, its officers, directors, employees or agents.


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11.   CHANGES

      a. At delivery each Aircraft will comply with the standards defined in Attachment "A-1 or "A-2" as applicable and shall incorporate all modifications which are classified as Airworthiness Directives (AD's) mandatory by CTA or FAA and shall also at Delivery incorporate any change agreed upon by Buyer and Embraer in accordance with this Article 11.

      b.    [*]

      c. Embraer may make changes in the design of the Aircraft, the definition of which and its respective classification shall be in compliance to the Aircraft type specification, as follows:

            1. MINOR CHANGES: defined as those modifications which shall not adversely affect the Aircraft in any of the following:

                                       [*]

            2. MAJOR CHANGES: defined as those modifications which affect at least one of the topics mentioned in item "c.1." above.

      d. Embraer shall have the right, without the prior consent of Buyer, to make Minor Changes, as referred to in item "c.1" above, in the design of the Aircraft. The costs of any such changes shall be borne by Embraer.

      e. Major Changes as referred to in item "c.2." above which are classified as AD's mandatory by CTA and or FAA shall be conveyed to Buyer by means of Service Bulletins, approved by said authorities. Incorporation of such Service Bulletins in all Aircraft and Spares yet to be delivered to Buyer will be made by Embraer at Embraer's own costs, in a commercially reasonable period of time. For all mandatory AD issued by the FAA and or CTA [*] , Embraer shall [*] Buyer shall incorporate [*] in the Aircraft airframe [*] the Aircraft systems), [*] When flight safety is affected, such changes will be immediately incorporated.

            Whenever warranty coverage is not available or applicable, item "e" of this Article 11 shall apply. [*] In the event of delay caused by incorporation of Embraer AD's, [*]

            Embraer shall not be held liable for any delays in the Aircraft Contractual Delivery Date resulting from the execution of any change classified as mandatory by CTA or FAA when the Aircraft shall have already passed the specific production stage affected by the incorporation of said change. In the event that an AD is issued by the CTA or FAA prior to delivery [*] Embraer will [*].


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      f.    Major Changes (other than those which are AD's mandatory per item
            "e" above), any change developed by Embraer as product improvement, and any change requested by Buyer which are either Major or Minor , including those changes required by FAA as a consequence of [*] shall be considered as optional and, pursuant to Buyer's request, the corresponding cost proposals shall be submitted by Embraer to Buyer for consideration and approval. Should Buyer not approve any such change, it shall not be incorporated in the Aircraft.

      g. Any change made by Embraer in accordance with the preceding items which affects the provisions of Attachment "A", shall be incorporated in said Attachment by means of an amendment. The amendment shall be submitted to Buyer for signature thirty (30) days prior to the relevant Aircraft Contractual Delivery Date, a copy of which shall be received by Embraer, duly signed, prior to such Aircraft Actual Delivery Date.

            Except[*], should an Aircraft not comply with the terms and conditions of Attachment "A-1" or "A-2" as applicable, Buyer shall be entitled to either [*]


12.   WARRANTY

      The Aircraft and Spares will be warranted in accordance with the terms and conditions specified in Attachment "C". The warranty may not be assigned except as permitted by Article 16.


13.   TECHNICAL ASSISTANCE SERVICES

      a. Familiarization and technical support programs specified below are being offered at no charge to Buyer unless otherwise specified, except for the expenses involved with travel and lodging of Chautauqua's trainees, which shall be borne by Buyer or Chautauqua. Such familiarization and technical support programs shall be in accordance with Embraer's training syllabus.

      b. Notwithstanding the use of the term "training" in this Article 13 or in the Agreement, the intent of the Services is solely to familiarize Chautauqua's pilots, mechanics, employees or representatives, duly qualified per the governing body in the United Sates of America, with the operation and maintenance of the Aircraft. It is not the intent of Embraer to provide basic training ("Ab-initio") to any representatives of Chautauqua.

      c. The Services, as applicable, shall be provided prior [*] Chautauqua must give notice to Embraer one-hundred and twenty (120) days in advance of its expected training schedule. Should Buyer or Chautauqua not take all or any portion of the Services on or before the delivery of Buyer's last Aircraft, Buyer and Chautauqua shall be deemed to have fully waived their rights to such service. No other penalty or indemnity shall be due from Embraer in this case.


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

      d. All Services shall be provided by Embraer or its qualified designated representative at Embraer's facilities at Fort Lauderdale, Florida, USA, or at such other location as Embraer shall reasonably designate in the United States, except that flight training may also be designated by Embraer to occur in Brazil if it cannot reasonably occur in the United States.

      e.    The Services in regard to the Firm Aircraft shall include:

            1. One (1) Pilot Familiarization Program [*] including ground familiarization as regards Aircraft systems, weight and balance, performance and normal/emergency procedures; Flight simulator training in accordance with Chautauqua's approved Flight Operations Training Program, up to, but not exceeding the equivalent training in Level C simulator.

            2. One (1) Maintenance Familiarization Course [*] . This course shall consist of classroom familiarization with Aircraft systems and structures and shall be in accordance with ATA specification 104, level III.

            3. One (1) Flight Attendant Familiarization Course [*] . This course shall consist of classroom familiarization, including a general description of Aircraft and systems to be used by flight attendants if requested, Embraer may demonstrate procedures described in the classroom, subject to Buyer's Aircraft availability.

            4. [*] selected by Embraer in its sole discretion shall [*] but limited to [*] in order to [*] The presence of [*] Thereafter, every time Buyer requests the placement of an Embraer technical representative at Chautauqua's installations, Embraer will charge Buyer according to Embraer's price list per month per each such Embraer technical representative's presence. At no charge to Embraer, Buyer shall insure and require Chautauqua to provide such representative with reasonable communication facilities (telephone and facsimile) as well as office space and facilities at the maintenance base(s) of Chautauqua. Buyer shall also cause Chautauqua to
                  (a) arrange all necessary work permits and airport security clearances required for Embraer employees, to permit the accomplishment of the services mentioned in this item "4", in due time; and (b) obtain all necessary custom clearances both to enter and depart from the United States for Embraer's employees and their personal belongings and professional tools. During the stay of the Embraer's technical representative at Chautauqua's base, Buyer shall cause Chautauqua to permit access to the maintenance and operation facilities as well as to the data and files of Chautauqua's fleet of aircraft to the extent necessary to perform its obligations hereunder. [*] Buyer shall cause Chautauqua to make available at the office designated for the technical representative, one (1) set of updated Technical Publications referred to in Article 15, and it shall be Chautauqua's responsibility to perform the revision services in order to maintain such publications updated during the technical representative's stay at Chautauqua's base. Buyer shall bear all expenses


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                                                                  Page 14 of 31
                  related to the transportation, board & lodging of Embraer representative when such representative shall render the services specified herein in any place other than Chautauqua's main maintenance base.

                  Without a previous written authorization from Embraer, Embraer technical representatives shall not participate in test flights or flight demonstrations. If Chautauqua obtains such authorization, Chautauqua shall include the technical representative in Chautauqua's insurance policy. Embraer reserves the right to stop the services mentioned in this item "4", should any of the following situations occur at Chautauqua's base: a) there is a declared strike in progress;
                  b) war or war like operations, riots or insurrections; c) any condition which is dangerous to the safety or health of Embraer's employee; or d) the government of the United States refuses permission to Embraer's employee to enter the country.

      f. If Buyer or Chautauqua elects not to take all or any portion of the Services, [*]. Any other additional services shall depend on subsequent agreement and shall be charged by Embraer accordingly.

      g. Buyer and Chautauqua's authorized trainees and representatives at Embraer's facilities shall be allowed exclusively in those areas related to the subject matter hereof and Buyer agrees to, and to cause the relevant Designated Operator to, hold harmless Embraer from and against all and any kind of liabilities in respect of such trainees and representatives for whom Buyer and Chautauqua, as the case may be, are solely and fully responsible under all circumstances, except to the extent [*].


14.   SPARE PARTS POLICY

      [*] Such spare parts and ground support equipment shall be supplied according to the prevailing availability, sale conditions, delivery schedule and effective price on the date of acceptance by Embraer of the purchase order. The spare parts and ground support equipment may be supplied either by Embraer or through its subsidiaries or branch offices located abroad.


15. PUBLICATIONS

      a. AIRCRAFT PUBLICATIONS - Embraer has supplied, [*] copies of operational and maintenance publications applicable thereto, in the English language and in the quantities as specified in item "3" of Attachment "B", other than those to be supplied by Embraer together with each Aircraft at delivery. Such publications are issued under the applicable specification and are available in hard copies [*] and subsequently at a nominal fee. Such publications, to the extent not previously supplied by Embraer, will be delivered together with the Aircraft.


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

      b. VENDOR ITEMS PUBLICATIONS - With respect to vendor items installed in the Aircraft which have their own publications, Chautauqua will receive them in the quantity specified in item "3" of Attachment "B", in their original content and printed form, directly from the suppliers, which are also responsible to keep them continuously updated through a direct communication system with Chautauqua.


16.   ASSIGNMENT AND GUARANTEE

      a. Buyer or Chautauqua may request, and Embraer will take, any action reasonably necessary for the purpose of causing an Aircraft and Spares at the time of delivery to be subject to an equipment trust conditional sale, lien or other arrangement for the initial financing of the Aircraft and Spares in connection with the delivery of such Aircraft and Spares to Chautauqua.

      b. Except as expressly permitted by this Article 16, Buyer's rights and obligations hereunder may not be assigned, conveyed, subcontracted, transferred or delegated, without Embraer's prior written consent.

      c. Chautauqua shall guarantee the obligations of Buyer hereunder pursuant to a guarantee in the form attached hereto as Attachment H, and it shall be a breach of this Agreement by Buyer if such guarantee is at any time not effective in accordance with its terms or if Chautauqua breaches, defaults, or fails to perform under such guarantee.


17.   RESTRICTIONS AND PATENT INDEMNITY

      This sale does not include the transfer of designs, copyrights, patents, and other similar rights to Buyer. Subject to Buyer's or Chautauqua's duty to promptly advise Embraer of any alleged copyright or patent infringement, Embraer shall indemnify, defend, protect and hold Buyer and Chautauqua (including respective officers, controlling persons, employees and directors) harmless with respect to any claims, suits actions, judgments, liabilities, damages and costs, including reasonable attorney fees, made against it or them if the Aircraft or Spares with Embraer part numbers infringes copyright patents or the proprietary rights of others. In such event Embraer shall to the extent necessary and as promptly as possible at its sole option and expense either

      (i) procure for Buyer or Chautauqua the right under patent to use the system, accessory or equipment or part;

      (ii) replace such system accessory, equipment or part with such non-infringing item or part; or

      (iii) modify such system, accessory, equipment or part to make it non-infringing.

18.   MARKETING PROMOTIONAL RIGHTS

      Embraer shall have the right to show for marketing purposes, free of any charge, the image of the Aircraft, painted with Buyer's colors and emblems or the colors and emblems of Chautauqua, affixed in photographs, drawings, films, slides, audiovisual works, models or any other medium of expression (pictorial, graphic, and sculptural works), through all mass communications media such as billboards, magazines, newspaper, television, movie, theaters, as well as in posters, catalogues, models and all other kinds of promotional material. In the event such Aircraft is sold to or operated by or for another company or person, Embraer shall be entitled to disclose such fact, as well as to continue to show the image of the Aircraft, free of any charge, for marketing purposes, either with the original or the new colors and emblems, unless otherwise notified by Buyer or Chautauqua, provided that such notification shall be subject to the reasonable satisfaction and agreement of Embraer. If accepted, said prohibition, however, shall in no way apply to the promotional materials or pictorial, graphic or sculptural works already existing or to any contract for the display of such materials or works already binding Embraer at the time of receipt of the notification. The provisions of this Article shall be included in all future sales or lease agreements concerning the Aircraft.


19.   TAXES

      Embraer shall pay all taxes [*] All other taxes ([*]), impost, fees, withholding taxes, stamp taxes, documentary taxes and any other similar or dissimilar taxes, as well as any duties as may be imposed on the sale subject of this Agreement ("Taxes"), shall be borne by Buyer. [*]


20.   APPLICABLE LAW

      This Agreement, and the rights and obligations of the Parties hereunder, shall in all respects be governed by, and construed and interpreted in accordance with, the laws of the State of New York (excluding conflicts of law principles), and including all matters of construction, validity and performance.


21.   ARBITRATION

      a. The Parties each irrevocably submit to the exclusive jurisdiction of arbitration and expressly and irrevocably waive its right to bring suit against the other party in any court of law except for the limited purposes of enforcing an arbitral award obtained with respect to a dispute, or for obtaining any injunctive, temporary or preventative order or similar order available to it under the laws of any jurisdiction for a breach or threatened breach by the other party of this Agreement which threatens irreparable damage.

      b. Any dispute submitted for arbitration must be finally settled by binding and confidential arbitration according to the Rules of the American Arbitration


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

            Association (the "Rules"), except as may be modified by mutual agreement of Embraer and Buyer. The arbitration, including the rendering of the award, will be conducted by arbitrators (selected as set forth below) who are fluent in the English language. The arbitration proceeding will be conducted with discovery in accordance with the Federal Rules of Civil Procedure. The arbitrators will be appointed in accordance with the Rules except as otherwise provided for herein. The arbitration proceedings will take place in New York, New York, and will be conducted in the English language.

      c. The Arbitrator will be selected as follows: within fifteen (15) Business Days of the referral of any matter to arbitration, each party will select an arbitrator. Thereafter, within fifteen (15) Business Days of each party's selection of an arbitrator, the two arbitrators selected by the Parties shall meet to select a mutually agreeable third arbitrator. In the event a party fails to select an arbitrator with in the time period specified above, the party that has timely complied with the selection of an arbitrator shall select a second arbitrator. These two arbitrators shall within seven (7) Business Days after the time in which the other party should have selected an arbitrator, meet to select a mutually agreeable third arbitrator. These three arbitrators shall comprise the arbitral panel and all arbitral proceedings shall be conducted in the presence of all three arbitrators.

      d. If there is a dispute submitted to arbitration, any subsequent additional disputes referred for arbitration (including counterclaims between the parties) will be consolidated in the same arbitration proceeding.

      e. The arbitral proceeding will not exceed one hundred (100) days commencing on the date the last arbitrator accepts his or her appointment. If the arbitral award is not issued within this time, then the arbitration proceeding will be automatically renewed for another one hundred (100) days. Evidence may not be taken in the arbitral proceeding except in the presence of both parties and all witnesses, if any , may be questioned by both parties. The only evidence which may be considered by the arbitrators in reaching their decision is that which is otherwise admissible in accordance with the then current United States Federal Rules of Evidence.

      f. Any decision or award of the arbitrators must be based solely on the terms of this Agreement and the substantive governing law applicable to this Agreement. The decision of the arbitrators must be issued in writing with an explanation of its reasoning, and will be final and conclusive when issued. Judgment upon the award rendered in the arbitration may be entered and enforced by the Court specified in
            Article 21.g. hereof.

      g. Each party irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the County of New York for purposes of enforcing any arbitral award or for other legal proceedings arising out of this Agreement or any transactions contemplated in this Agreement as provided for herein. However nothing contained in this Agreement shall be deemed to prevent either party from enforcing any decision of the United States District


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

            Court for the Southern District of New York sitting in the County of New York for purposes of enforcing or collecting any such award in any court or jurisdiction as such party deems necessary or prudent.

      h. Each party shall bear its own costs and expenses of arbitration. The parties shall share equally the costs, expenses and fees of any arbitral panel designated pursuant to this Agreement.


22.   SOVEREIGN IMMUNITY, VENUE AND FORUM NON CONVENIENCE

      Embraer, under the laws of the United States or of any other jurisdiction affecting Embraer, is subject to private commercial law and suit, and is not entitled to sovereign immunity under any such laws, for its performance of its obligations under this Agreement. Embraer's performance of its obligations hereunder constitute commercial acts done for commercial purposes. The parties hereto furthermore waive to the extent permitted by law any objections to venue of the United States District Court for the Southern District of New York sitting in the County of New York for purposes of enforcing any arbitral award and any right or claim to any transfer or dismissal of any enforcement proceeding in the United States District Court for the Southern District of New York sitting in the County of New York on the grounds of forum non convenience.


23.   TERMINATION

      a. Should either party fail to comply partially or completely with its obligations hereunder, the other party shall be entitled to give notice of such failure and to require that such failure be remedied within the period specified in that notice, which period shall not be less than [*] Should such failure not be remedied within the period so specified, then the party who gave notice of such failure shall be entitled to terminate this Agreement. Should termination occur in accordance with the foregoing, the defaulting party shall pay to the non-defaulting party, as damages, an amount determined by agreement or by law. The foregoing provision shall not apply in any circumstance where a specific right of termination is available or will be available upon the expiration of a specific period of time whether or not such termination rights are exercised, except with respect to Buyer's right to terminate this Agreement in accordance with
      Article 23.b in case of termination for a Non-excusable delay of [*] or longer [*].

      b. Buyer shall have the right but not the obligation to terminate this Agreement in respect to the relevant Aircraft, upon the occurrence of any Excusable Delay in accordance with Article 9.a.4 of [*] or longer, impossibility as provided for in Article 9.a.4, or any non-excusable delay in accordance with Article 9.b.1 [*] or longer after such Aircraft Contractual Delivery Date, such right to be exercisable by notice from

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                                                                  Page 19 of 31

      Buyer to Embraer to such effect no earlier than [*] or in the event of impossibility, reasonably thereafter, as applicable. Upon receipt of such notice of termination, Embraer shall, within [*] after Embraer receives the notice referred to above, return to Buyer an amount equal to the amounts previously paid by Buyer relative to the relevant Aircraft
      [*] in effect as of the time such amounts were paid, less the value of equipment and services previously delivered or performed by Embraer with respect to such terminated Aircraft valued in accordance with Embraer's list price for such equipment and services at time of such termination in accordance with this Article 23.b. In the event the equipment referred to above in the immediately preceding sentence has not been used, it may be returned to Embraer at the Buyer's sole cost and expense and subject to Embraer's reasonable right to inspect such equipment, and in the event of such return and acceptance of the condition of the equipment, the value of such returned equipment shall not be deducted from the amounts payable by Embraer as provided for above. No other penalty or indemnity shall be due from Embraer in this case, except in the case of a termination for a Non-Excusable Delay of [*] or longer [*]. In the event Embraer fails to return the deposits and progress payments [*] to Buyer as provided for herein, Embraer shall also pay to Buyer [*] on such outstanding amounts not paid by Embraer from the date on which such payments were to have been made until receipt by Buyer.

      b.1 In the event that Embraer breaches the representations and warranties contained in Article 9.b.5 Buyer may terminate this entire Agreement and Embraer will return to the Buyer an amount equal to the amounts previously paid by Buyer relative to the undelivered terminated Aircraft [*] in effect as of the time such amounts were paid, less the value of equipment and services previously delivered or performed by Embraer with respect to such terminated Aircraft valued in accordance with Embraer's list price for such equipment and services at time of such termination in accordance with this Article 23.b.1. In the event the equipment referred to above in the immediately preceding sentence has not been used, it may be returned to Embraer at the Buyer's sole cost and expense and subject to Embraer's reasonable right to inspect such equipment, and in the event of such return and acceptance of the condition of the equipment, the value of such returned equipment shall not be deducted from the amounts payable by Embraer as provided for above. In the event Embraer fails to return the deposits and progress payments with accumulated interest to Buyer as provided for herein, Embraer shall also pay to Buyer [*] on such outstanding amounts not paid by Embraer from the date on which such payments were to have been made until receipt by Buyer. In addition to and not in lieu of this remedy [*].

      c. If Buyer terminates this Agreement before an Aircraft Actual Delivery Date for any reason not attributable to Embraer's default under this Agreement or, if Embraer terminates this Agreement as to any Aircraft or in its entirety pursuant to Article 7.h., Article 4.c. or Article 27, Buyer shall pay to Embraer [*].


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                                                                  Page 20 of 31
      and shall indemnify Embraer for the value of equipment and services previously delivered and/or performed by Embraer and for the reasonable costs and expenses of reconfiguring Aircraft for sale to another customer. Such costs and expenses shall be based on Embraer's then prevailing price list. For these purposes Embraer may, in its sole discretion, retain all amounts previously paid by Buyer to apply as part of the payments of the damages resulting from such default on the part of Buyer.

      d. If Buyer terminates this Agreement in respect to an Aircraft or all Aircraft, as the case may be, pursuant to Articles 9.c or 11.h , Embraer, upon Buyer's request, shall within [*] after Embraer receives the notice of termination referred to above, return to Buyer all amounts previously paid by Buyer with respect to the relevant Aircraft [*] in effect on the date of receipt of such amounts. No other penalty or indemnity shall be due from Embraer in this case. In the event Embraer fails to return the deposits and progress payments [*] to Buyer as provided for herein, Embraer shall also pay to Buyer [*] on such outstanding amounts not paid by Embraer from the date on which such payments were to have been made until receipt by Buyer.

      e. In the case of a termination of this Agreement or as to any Aircraft, the indemnities set forth in Articles 17 and 25 of this Agreement and the warranty as provided for in Attachment C hereto and as such warranty may have been assigned pursuant to Article16.a with respect to any delivered Aircraft and Spares shall survive the termination of this Agreement or the termination of this Agreement with respect to one or more Aircraft.

24.   OPTION FOR THE PURCHASE OF ADDITIONAL EMB-145 AIRCRAFT

      Buyer shall have the option to purchase the Option Aircraft, to be delivered in accordance with the chart below, subject to the terms and conditions of this Article 24:


--------------------------------------------------------------------------------
    [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          Nov 02         [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------


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                                                                  Page 21 of 31


--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
                                            [*]         [*]          Dec 03
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Under no circumstances shall Buyer be obligated to accept Aircraft more than seven (7) Business Days prior to the relevant Contractual Delivery Date.

      The Option Aircraft shall [*] into [*] groups of [*] aircraft and [*] of [*] aircraft. The groups shall be referred to collectively as the "Options Groups" and each may be referred to individually as an "Option Group".

      a. INITIAL DEPOSIT: A [*] deposit of [*] per Option Aircraft is due and payable [*]

      b. BASIC PRICE: The unit basic price of each Option Aircraft shall be equal to [*] unless otherwise modified by the Parties and the costs for such changes shall be in addition to the Basic Price.

      c. ESCALATION: The unit basic price of each relevant Option Aircraft shall be escalated according to Attachment "D".

      d. DEPOSIT AND PROGRESS PAYMENTS: The payment of the price specified in item "b" above, shall be made according to the following:

            1. The initial deposit of [*] per Option Aircraft, to be made by Buyer according to Article 24.a, shall [*]

            2. A progress payment of [*] of the unit basic price defined in item "b" above, per exercised Option Aircraft, less the initial deposit received for each such Option Aircraft is due and payable [*]

            3. A progress payment of [*] of the unit basic price defined in item "b" above is due and payable [*]

            4. A progress payment of [*] of the unit basic price defined in item "b" above is due and payable [*]

            5. The balance of each relevant Option Aircraft escalated price is due and payable upon acceptance of each relevant Aircraft by Buyer.


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                                                                  Page 22 of 31

      e. CONFIRMATION OF OPTION [*] Buyer's options to purchase [*] shall be confirmed on or before [*] prior to the delivery date of the first Option Aircraft [*], provided that [*] At the time of such confirmation, [*]

      f. FAILURE TO CONFIRM; [*] If Buyer fails to confirm [*] as provided in item "e", Buyer shall have no right to acquire the Option Aircraft [*] and the relevant portion of the deposit made according to item "d.1" above, if any, shall be [*] after Buyer's failure to confirm, renunciation of, or failure to obtain, [*] commencing on the date [*] In the event Embraer fails to [*].

      g. SERVICES: The services Embraer will provide pursuant to Article 13 in regard to the Option Aircraft which will be delivered pursuant to this Article 24 shall be in accordance with Article 13.e.1 - 4 above.


25.   INDEMNITY

      Buyer agrees to indemnify and hold harmless Embraer and Embraer's officers, agents, employees and assignees from and against all liabilities, damages, losses, judgments, claims and suits, including costs and expenses incident thereto, which may be suffered by, accrued against, be charged to or recoverable from Embraer and/or Embraer's officers, agents, employees and assignees by reason of loss or damage to property or by reason of injury or death of any person (excluding Embraer's officers, directors, employees or agents) resulting from or in any way connected with the performance of services by employees, representatives or agents of Embraer for or on behalf of Buyer related to Aircraft delivered by Embraer to Buyer or Chautauqua, including, but not limited to, technical operations, maintenance, and training services and assistance performed while on the premises of Embraer, Chautauqua, or Buyer, while in flight on Aircraft after Actual Delivery or while performing any other service, at any place, in conjunction with the Aircraft [*].


26.   NOTICES

      All notices permitted or required hereunder shall be in writing in the English language and sent, by registered mail, express courier or facsimile, to the attention of the Director of Contracts as to Embraer and of the President as to Buyer, to the addresses indicated below or to such other address as either party may, by written notice, designate to the other. In the event notice is issued by registered mail or express courier, it shall be deemed received on the day on which the party receiving such notice executes the delivery receipt . In the event notice is issued by facsimile, it shall be deemed received on the day on which the sender of such notice receives a facsimile confirmation receipt of such facsimile notice.

      a.    Embraer:

      EMBRAER - Empresa Brasileira de Aeronautica S.A.
      Av. Brigadeiro Faria Lima, 2170
      12.227-901 Sao Jose dos Campos - SP


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


      BRAZIL
      Attention:  Director of Contracts
      Telephone:   (55-12) 3927-1410
      Facsimile:  (55-12) 3927-1257

      b.    Buyer

      Republic Airways Holdings, Inc.
      2500 S. High School Road
      Indianapolis, Indiana  46241

      Attention:  President
      Tel:   317-484-6047
      Fax:  317-484-6060

      With a Copy to:

      Wexford Capital LLC
      411 West Putnam Avenue
      Greenwich, Connecticut  06830
      Attention:  Jay Maymudes
      Tel:   203-862-7050
      Fax:  203-862-7350


27.   CONFIDENTIALITY

      Neither Party shall have the right to disclose the terms of this Agreement except as required by law. To the fullest extent permitted by law, except as aforesaid, neither Party shall disclose any portion of this Agreement or its Attachments, amendments or any other supplement, to any third party, other than to its accountants, attorneys, agents, consultants or permitted assignees without the other Party's prior written consent, and any such accountants, attorneys, agents consultants or permitted assignees shall agree in writing to be bound by the terms of this Article 27. Without limiting the foregoing, in the event either Party is legally required to disclose the terms of this Agreement, the Parties agree to exert their reasonable best efforts to request confidential treatment of the clauses and conditions of this Agreement relevantly designated by either Party as confidential. Without limiting its obligations pursuant to the preceding sentence, Buyer agrees that if it is required, in the opinion of counsel, to file publicly or otherwise disclose the terms of this Agreement under applicable federal and/or state securities or other laws, it shall promptly (but in no case less than ten (10) Business Days prior to the proposed filing in question) notify Embraer so that Embraer has a reasonable opportunity to contest or limit the scope of such required disclosure, and Buyer shall request, and shall use its best reasonable efforts to obtain, confidential treatment for such sections of this Agreement as Embraer may designate. Buyer further agrees that it shall not in any circumstances file publicly or otherwise disclose the terms of this Agreement under applicable federal and/or state securities or other laws if it has not complied with its obligations pursuant to the previous sentence. Embraer shall have the right to terminate this Agreement pursuant to Article 23.c if Buyer fails to comply with its obligations pursuant to the previous two sentences (e.g., to notify Embraer that Buyer is required to file or otherwise disclose terms of this Agreement, to request and use its best reasonable efforts to obtain confidential treatment of sections designated by Embraer as confidential, or to file publicly or otherwise disclose the terms of this Agreement if it has not complied with its obligations).


28.   INTEGRATED AGREEMENT

      All Attachments referred to in this Agreement and attached hereto are, by such reference and attachment, incorporated in this Agreement. This Agreement, including all Attachments and all amendments, modifications and supplements, is herein and hereinafter called the "Agreement" or the "Purchase Agreement".


29.   NEGOTIATED AGREEMENT

      This Agreement, including all of its Attachments, has been the subject of discussion and negotiation and is fully understood by the Parties, and the rights, obligations and other agreements of the Parties contained in this Agreement are the result of complete discussion and negotiation between the Parties.


30.   COUNTERPARTS

      This Agreement may be signed by the Parties in any number of separate counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument and all of which when taken together shall constitute one and the same instrument.


31.   ENTIRE AGREEMENT

      This Agreement constitutes the entire agreement of the Parties with respect to the sale described as its subject and supersedes all previous and connected negotiations, representations and agreements between the Parties. This Agreement may not be altered, amended or supplemented except by a written instrument executed by the Parties.


32.   NO WAIVER

      Any Party's forbearance from exercising any claim or remedy provided for herein shall not be deemed a waiver of such claim or remedy, and shall not relieve the other Party from the performance of such obligation at any subsequent time or from the performance of any of its other obligations hereunder. Buyer acknowledges that Embraer has not waived any rights it may have against Buyer, Chautauqua or Solitair Corp., arising out of any acts before the date this Purchase Agreement becomes effective.

33.   REPRESENTATIONS AND WARRANTIES

      A. Effective as of the date of this Agreement and as of the Actual Delivery Date of each Aircraft, Embraer represents and warrants that:

            1. Embraer is a corporation duly organized, validly existing and in good standing under the laws of Brazil, is the manufacturer of the EMB-145LR model aircraft and has all necessary corporate power and authority to conduct the business in which it is currently engaged and to enter into and perform its obligations under this Agreement.

            2. Embraer has taken, or caused to be taken, all necessary corporate action to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.

            3. The execution and delivery by Embraer of this Agreement, the performance by Embraer of its obligations hereunder and the consummation by Embraer of the transactions contemplated hereby, do not and will not (A) violate or conflict with any provision of the constitutional documents of Embraer, (B) violate or conflict with any law, rule, or regulation applicable to or binding on Embraer or (C) violate or constitute any breach or default (other than a breach or default that would not (x) result in a material adverse change to Embraer or (y) adversely affect Embraer's ability to perform any of its obligations hereunder),under any agreement, instrument or document to which Embraer is a party or by which Embraer or any of its properties is or may be bound or affected.

            4. The execution and delivery by Embraer of this Agreement, the performance by Embraer of its obligations hereunder and the consummation by Embraer of the transactions contemplated hereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (A) any trustee or other holder of any indebtedness or obligation of Embraer, (B) any national, state or municipal government regulatory, judicial, or administrative entity of competent jurisdiction, or (C) any other party.

            5. This Agreement has been duly authorized, executed and delivered by Embraer and, assuming the due authorization, execution and delivery hereof by the other Party constitutes the legal, valid and binding obligation of Embraer enforceable against Embraer in accordance with the terms hereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

            6. Each of the foregoing representations and warranties shall survive the execution and delivery of this Agreement and any termination hereof.

      B. Effective as of the date of this Agreement and as of the Actual Delivery Date of each Aircraft, Buyer represents and warrants that:

            1. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to conduct the business in which it is currently engaged and to enter into and perform its obligations under this Agreement.

            2. Buyer has taken, or caused to be taken, all necessary corporate action to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.

            3. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby, do not and will not (A) violate or conflict with any provision of the constitutional documents of Buyer, (B) violate or conflict with any law, rule, or regulation applicable to or binding on Buyer or (C) violate or constitute any breach or default (other than a breach or default that would not (x) result in a material adverse change to Buyer or (y) adversely affect Buyer's ability to perform any of its obligations hereunder),under any agreement, instrument or document to which Buyer is a party or by which Buyer or any of its properties is or may be bound or affected.

            4. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (A) any trustee or other holder of any indebtedness or obligation of Buyer, (B) any national, federal, state or local government regulatory, judicial, or administrative entity of competent jurisdiction (other than recordation of the Aircraft with FAA) or (C) any other party.

            5. This Agreement has been duly authorized, executed and delivered by Buyer and, assuming the due authorization, execution and delivery hereof by the other Party constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with the terms hereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

            6. Each of the foregoing representations and warranties shall survive the execution and delivery of this Agreement and any termination hereof.

34.   EFFECTIVENESS

      A. This Agreement shall become effective at the time all of the following events have occurred: (a) it is signed by an authorized officer of Buyer and executed by two authorized officers of Embraer; (b) Buyer shall have either (x) issued shares pursuant to its public offering, which is now contemplated to occur during the month of May, 2002, or (y) notified Embraer in writing that the Agreement shall become effective immediately; and (c) the assignment by Solitair Corp. to Buyer shall have become effective.

      B. At the time this Agreement becomes effective, neither Buyer nor Embraer shall have any rights or obligations to the other pursuant to the Original Purchase Agreement except as expressly restated herein.

      C. If this Agreement becomes effective on or before Friday, April 26, 2002, the delivery schedule for the Option Aircraft shall be deleted and replaced with the following schedule:


--------------------------------------------------------------------------------
    [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          Sep 02         [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
                                            [*]         [*]          Oct 03
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      In this case, Buyer's obligations pursuant to Article 24.e shall be limited until [*] , as provided in this paragraph. Notwithstanding anything to the contrary in Article 24.e,


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  * Confidential

      Buyer shall be required to confirm its options for [*] provided that on [*] , Buyer's obligations pursuant to Article 24.e shall come into full force and effect.

      D. If this Agreement does not become effective after Friday, April 26, 2002, but becomes effective on or before [*] , the Option Aircraft shall be deleted and replaced with the following schedule:


--------------------------------------------------------------------------------
    [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          Oct 02         [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
    [*]         [*]          [*]            [*]         [*]          [*]
--------------------------------------------------------------------------------
                                            [*]         [*]          Nov 03
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


In this case, Buyer's obligations pursuant to Article 24.e shall be limited until [*] , as provided in this paragraph. Notwithstanding anything to the contrary in Article 24.e, Buyer shall be required to confirm its options for [*] provided that on [*], Buyer's obligations pursuant to Article 24.e shall come into full force and effect.

      E.If this Agreement does not become effective on or before [*] , this Agreement shall be null and void.

----------
  * Confidential

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers and to be effective as of the day and year first above written.

     EMBRAER - EMPRESA BRASILEIRA        REPUBLIC AIRWAYS HOLDINGS, INC.
        DE AERONAUTICA S.A.


By:                                             By:
   --------------------------                      -----------------------------
Name:                                           Name:
     ------------------------                        ---------------------------
Title:                                          Title:
      -----------------------                         --------------------------



By:
   --------------------------
Name:
     ------------------------
Title:
      -----------------------



Date:                                           Date:
     ------------------------                        ---------------------------
Place:                                          Place:
      -----------------------                         --------------------------



Witness:                                        Witness:
        ---------------------                           ------------------------
Name:                                           Name:
     ------------------------                        ---------------------------

                                ATTACHMENT "A-1"
                     AIRCRAFT UNDER US AIRWAYS CONFIGURATION



        AIRCRAFT SPECIFIC CONFIGURATION, FINISHING AND REGISTRATION MARKS
        -----------------------------------------------------------------

1.    STANDARD AIRCRAFT

      The Aircraft shall be manufactured according to the standard configuration specified in the Technical Description TD-145/010, dated January 1998 (Appendix I) (the "Technical Description") and the optional equipment described in item 2 below.

2.    OPTIONAL EQUIPMENT

      2.1   OPTIONS TO THE STANDARD AVIONICS CONFIGURATION
                  [*]

      2.2   OPTIONAL SYSTEM / OTHER EQUIPMENT
                  [*]

      2.3   INTERIOR OPTIONAL ITEMS
                  [*]


3.    FINISHING

      a.    EXTERIOR FINISHING:

            The Aircraft shall be painted according to the US Airways color and paint scheme, which has been supplied to Embraer by Buyer.

      b.    INTERIOR FINISHING:

            Buyer has informed Embraer of its choice of materials and colors of all and any item of interior finishing such as seat covers, carpet, floor lining on galley areas, side walls and overhead lining, galley lining and curtain. In case Buyer elects to use different materials and or patterns, such schedule shall be agreed between the Parties at the time of signature of this Purchase Agreement.

4.    REGISTRATION MARKS

      The Aircraft shall be delivered to Buyer with the registration marks painted on them, which shall be supplied to Embraer by Buyer no later than ninety (90) days


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  * Confidential
      before each relevant Aircraft Contractual Delivery Date.

IF THERE IS ANY CONFLICT BETWEEN THE TERMS OF THIS ATTACHMENT "A-1" AND THE TERMS OF THE TECHNICAL DESCRIPTION, THE TERMS OF THIS ATTACHMENT "A-1" SHALL PREVAIL.

                                ATTACHMENT "A-2"
                    AIRCRAFT UNDER AMERICA WEST CONFIGURATION


        AIRCRAFT SPECIFIC CONFIGURATION, FINISHING AND REGISTRATION MARKS
        -----------------------------------------------------------------


1.    STANDARD AIRCRAFT

      The Aircraft shall be manufactured according to the standard configuration specified in the Technical Description TD-145/010, dated January 1998 (Appendix I) (the "Technical Description") and the optional equipment described in item 2 below.


2.    OPTIONAL EQUIPMENT

      2.1   OPTIONS TO THE STANDARD AVIONICS CONFIGURATION
                  [*]

      2.2   OPTIONAL SYSTEM / OTHER EQUIPMENT
                  [*]

      2.3   INTERIOR OPTIONAL ITEMS
                  [*]


3.    FINISHING

      a.    EXTERIOR FINISHING:

            The Aircraft shall be painted according to the America West color and paint scheme, which has been supplied to Embraer by Buyer.

      b.    INTERIOR FINISHING:

            Buyer has informed Embraer of its choice of materials and colors of all and any item of interior finishing such as seat covers, carpet, floor lining on galley areas, side walls and overhead lining, galley lining and curtain. In case Buyer elects to use different materials and or patterns, such schedule shall be agreed between the Parties.


4.    REGISTRATION MARKS

      The Aircraft shall be delivered to Buyer with the registration marks painted on


----------
  * Confidential
      them, which shall be supplied to Embraer by Buyer no later than ninety
      (90) days before each relevant Aircraft Contractual Delivery Date.

IF THERE IS ANY CONFLICT BETWEEN THE TERMS OF THIS ATTACHMENT "A-2" AND THE TERMS OF THE TECHNICAL DESCRIPTION, THE TERMS OF THIS ATTACHMENT "A-2" SHALL PREVAIL.

                                 ATTACHMENT "B"


                                FERRY EQUIPMENT,
                                ----------------
                   SPARE PARTS POLICY AND LIST OF PUBLICATIONS
                   -------------------------------------------


1.    FERRY EQUIPMENT

      If it is necessary for any ferry equipment to be installed by Embraer for the ferry flight between Brazil and the United States of America, Embraer may provide such equipment to Buyer, for a price to be agreed between the Parties. In this case, Buyer shall immediately upon its arrival remove such ferry equipment from the Aircraft and turn it over to Embraer in Brazil at Buyer's own expense.

      If Embraer provides any ferry equipment to Buyer and if such equipment is utilized, for any reason, or if such equipment is not returned by Buyer, in Embraer's sole judgment, complete and in perfect condition, Buyer shall fully indemnify Embraer for the value of such equipment, provided that in case of partial utilization of, or damage to any such equipment, the value to be charged shall be the price of a new complete set of equipment.

      In such case, the original equipment shall [*], and the above mentioned payment shall be made to Embraer by Buyer upon [*]


2.    SPARE PARTS

      2.0   POLICY

            Embraer's spare parts policy is to provide the following categories of spares as specified in the respective Embraer publications and available to be purchaed through Embraer:

            o     Line Replaceable Units (LRU's);
            o Parts to repair and overhaul components manufactured under Embraer specification to be used only on the Aircraft;
            o     Parts to line maintenance;
            o Parts to fulfill all maintenance tasks per maintenance manual and/or maintenance plan issued by Embraer;
            o     Embraer-made parts;
            o     Aircraft Ground Equipment (AGE);
            o Aircraft Ground Equipment spare parts manufactured under Embraer specifications;
            o     Special tools; and
            o     Bulk materials.


----------
  * Confidential

      2.1   INITIAL PROVISIONING

            The objective of the IPL is to provide Buyer with accurate technical data supplied by Embraer, in order to enable an adequate selection of spares, aiming to support initial scheduled maintenance, based upon operational parameters established by Chautauqua.

      2.2   PROVISIONING

            For all Aircraft, Buyer and Embraer shall agree on initial provisioning on or before [*] prior to delivery of each such Aircraft.

      2.3   DATA

            Initial provisioning data has been supplied Chautauqua upon request.

            2.3.1 INITIAL PROVISIONING DATA: Embraer has supplied initial provisioning data.

            2.3.2 PROVISIONING DATA REVISIONS: [*]

      2.4   SPARE PARTS RECOMMENDATIONS

            Embraer will provide, if requested, a breakdown of recommended spare parts to support the components used during the Aircraft operation (inventory reprovisioning).

      2.5   DELIVERY OF SPARE PARTS

            Except for those spare parts referred to in item 2.4. above, Spare items (initial provisioning spare parts) are normally in inventory and available for delivery on the Aircraft Contractual Delivery Date. Nevertheless, delivery dates shall be those agreed between the Parties in the Purchase Agreement. Replenishment of Embraer made parts will be in accordance with the lead times quoted by Embraer. Embraer will deliver parts in FCA (Free Carrier - Incoterms 1990) condition, at Sao Jose dos Campos, State of Sao Paulo, Brazil, or at any other port of clearance that may be chosen by Embraer and informed to Buyer.

      2.6   EMERGENCY SPARE PARTS SERVICE

            Embraer will maintain an emergency spare parts service, twenty four
            (24) hours a day, seven (7) days a week. [*]

      2.7   CREDIT FOR SURPLUS SPARE PARTS

            Embraer offers to Buyer a "credit" program for certain surplus parts manufactured by Embraer and purchased according to the initial


----------
  * Confidential
            provisioning by Buyer and which were recommended in writing by Embraer limited to the quantities, part numbers and serial numbers (if applicable) identified in the relevant invoices. Such program will provide terms no less favorable than the following:

            2.7.1. CREDIT PROGRAM: During the period commencing [*]and ending
                   [*]years after such date, Embraer will[*] offer a credit for new and unused spare parts [*]

                   2.7.1.1. [*]

                   2.7.1.2. CREDIT VALUES: The credit for each spare part to be issued by Embraer will be: (i) an amount equal to [*] or (ii) an amount equal to [*], whichever is less.

                   2.7.1.3 DELIVERY OF SURPLUS SPARE PARTS: Spare parts for which a credit has been requested shall be redelivered by Buyer to Embraer [*] All returned spare parts are subject to Embraer's quality control inspection and acceptance. All spare parts which are rejected by Embraer's quality control and/or are included in the exceptions set forth in paragraph
                            2.7.1.1 hereinabove, will be returned to Buyer at Buyer's expense, no credit being due in this case.

                   2.7.1.4 CREDIT ISSUE: After Embraer's acceptance of those items suitable for the credit program, under the terms of this Agreement, Embraer will notify the available credit amount to Buyer and provide all relevant information as to credit utilization.

      2.8.  PARTS EXCHANGE PROGRAM

            According to its prevailing availability, Embraer may offer an "exchange program" for repairable parts [*]

      2.9.  PARTS REPAIR PROGRAM

            For any repair required by Chautauqua on any Embraer or vendor repairable item, Embraer may assist Chautauqua to perform such repair in order to ensure the shortest turn around time (TAT).

      2.10. PRICING


----------
  * Confidential

            Embraer will maintain a spare parts price list updated periodically. Items not shown on the list will be quoted on request.


3.    LIST OF PUBLICATIONS

      As provided for in Article 15 of this Agreement, the technical publications covering operation and maintenance shall be delivered to Buyer in accordance with the following list:

                                                                QTY
     TITLE                                                    (COPIES)
     -----                                                    --------

OPERATIONAL

1.    Airplane Flight Manual (AFM)(*)                            [*]
2.    Weight & Balance Manual (WB)(*)                            [*]
3.    Operations Manual (OM)(*)                                  [*]
4.    Quick Reference Handbook (QRH)(*)                          [*]
5.    Dispatch Deviation Procedures Manual (DDPM)(*)             [*]
6.    Supplementary Performance Manual (SPM)(*)                  [*]
7.    Operational Bulletins Set (OB)                             [*]
8.    Master Minimum Equipment List (MMEL)(*)                    [*]


MAINTENANCE - BASIC SET

9.    Aircraft Maintenance Manual (AMM)                          [*]
10.   Illustrated Parts Catalog (IPC)                            [*]
11.   Fault Isolation Manual (FIM)                               [*]
12.   Non Destructive Manual (NDI)                               [*]
13.   Scheduled Maintenance Requirements Document (SMRD)         [*]
14.   Wiring Manual (WM)                                         [*]
15.   Structural Repair Manual (SRM)                             [*]
16.   Service & Information Bulletins Set (SB/IB)                [*]
17.   Service Newsletters (SNL)                                  [*]

MAINTENANCE SUPPLEMENTARY SET

18.   System Schematic Manual (SSM)                              [*]
19.   Instr. for Ground Fire Extinguishing and Rescue (IGFER)    [*]
20.   Airport Planning (AP)                                      [*]
21.   Illustrated Tool & Equipment Manual (ITEM)                 [*]
22.   Task Card Manual (TCM)                                     [*]
23.   Powerplant Build-up Manual (PPBM)                          [*]
24.   Auxiliary Power Unit Build up Manual (APUBM)               [*]
25.   Corrosion Control Manual (CCM)                             [*]


----------
  * Confidential

26.   Vendor Service Publications Set (**)                       [*]

[*]

If Buyer elects not to take all or any one of the publications mentioned in this
Section 3, or revisions thereof, no refund or other financial adjustment of the Basic Price will be made since such publications are offered at no cost to Buyer as referred to in Article 15.a of the Purchase Agreement.



----------
  * Confidential

                                 ATTACHMENT "C"


            AIRCRAFT WARRANTY CERTIFICATE - MATERIAL AND WORKMANSHIP


1. Embraer, subject to the conditions and limitations hereby expressed, warrants the Aircraft as follows:

      a. For a period of forty-eight (48) months from the date of delivery to the first Buyer, each Aircraft will be free from:

            - Defects in materials, workmanship and manufacturing processes in relation to parts manufactured by Embraer or by its subcontractors holding an Embraer part number;

            - Defects inherent to the design of the Aircraft and its parts designed or manufactured by Embraer or by its subcontractors holding an Embraer part number.

      b. For a period of thirty-six (36) months from the date of delivery to the first Buyer, the Aircraft will be free from:

            - Defects in operation of vendor (Embraer's supplier) manufactured parts, not including the Engines, Auxiliary Power Unit (APU) and their accessories, as well as failures of mentioned parts due to incorrect installation or installation not complying with the instructions issued or approved by their respective manufacturers.

            - Defects due to non-conformity to the Technical Description Number TD 145 /010 dated January 1998 as may be amended by Buyer's Aircraft Technical Specification referred to in
                  Article 1.b of the Purchase Agreement of the Aircraft.

      Once the above mentioned periods have expired, Embraer will transfer to Buyer the original warranty issued by the vendors, if it still exists.

2. Embraer, subject to the conditions and limitations hereby expressed, warrants that:

      a. All spare parts which have been manufactured by Embraer or by its subcontractors holding an Embraer part number, and by vendors which will permit their particular identification and which have been sold by Embraer or its representatives will, for a period of twenty four
            (24) months from the date of delivery of such spares to Buyer, be free from defects of material, workmanship, manufacturing processes and defects inherent to the design of the above mentioned parts.

      b. All ground support equipment, which has been designed and manufactured by Embraer or by its subcontractors holding an Embraer part number and by vendors, not including Engines, APU and their accessories, and stamped with a serial number which will permit their particular identification and which have been sold by Embraer or its representatives will, for a period of twelve (12) months from the date of delivery to Buyer of said equipment, be free from malfunction, defect of material and manufacture.

3. The obligations of Embraer as expressed in this warranty and as specified in Article 11.e are limited to replacement, repair or rework of the defective item, depending solely upon Embraer's own judgment, of the parts that are returned to Embraer or its representatives within a period of sixty (60) days after the occurrence of the defect, at Buyer's own expense (including but not limited to, freight, insurance, taxes and, customs duties), adequately packed, provided that such components are actually defective and that the defect has occurred within the periods stipulated in this certificate. Should the defective part not be shipped to Embraer within such sixty (60) days period, Embraer may in its sole discretion, deny the warranty claim. In the event that it is not practical in the international commercial transportation industry to return the part or component which is the subject of a warranty claim under this Attachment C, to Embraer, because of either its extremely large size or its relationship to the Airframe, then thirty (30) days after a defect is found in such structural component (hereafter referred to as "Structural Component"), Buyer shall send notice of such defect to Embraer and notwithstanding the above, Buyer shall not be obligated to return such Structural Component to Embraer. Embraer shall thereafter send an appropriate inspection team to Buyer's facilities to inspect the Structural Component for the alleged defect. In the event that Embraer in its sole judgment finds the Structural Component defective, it shall either repair, rework, or replace the defective Structural Component.

      Notification of any defect claimed under three (3) above must be given to Embraer within thirty (30) calendar days after such defect is found.

      Parts supplied to Buyer as replacement for defective parts are warranted for the balance of the warranty period still available from the original warranty of the exchanged parts. However, freight, insurance, taxes and other costs eventually incurred during the shipment to Embraer or its representative, re-installation and adjustments are Buyer's responsibility.


4. Embraer will accept no warranty claims under any of the circumstances listed below unless it can be demonstrated in accordance with the standards of the international aircraft manufacturing industry that such operation or maintenance or other circumstance did not cause the defect:

      a. When the Aircraft has been used in an attempt to break records, or subjected to experimental flights, or in any other way not in conformity with the flight manual or the airworthiness certificate, or subjected to any manner of use in contravention of the applicable aerial navigation or other regulations and rules, issued or recommended by government authorities of whatever country in which the aircraft is operated, when accepted and recommended by I.C.A.O.;

      b. When the Aircraft or any of its parts have been altered or modified by Buyer, without prior approval from Embraer or from the manufacturer of the parts through a service bulletin;

      c. Whenever the Aircraft or any of its parts have been involved in an accident, or when parts either defective or not complying to manufacturer's design or specification have been used;

      d. Whenever parts have had their identification marks, designation, seal or serial number altered or removed;

      e. In the event of negligence, misuse or maintenance services done on the Aircraft, or any of its parts not in accordance with the respective maintenance manual;

      f. In cases of deterioration, wear, breakage, damage or any other defect resulting from the use of inadequate packing methods when returning items to Embraer or its representatives.


5. The warranty hereby expressed does not apply to defects presented by expendable items, whose service life or maintenance cycle is lower than the warranty period, and to materials or parts subjected to deterioration.


6. The warranty hereby expressed is established between Embraer and the first Buyer, and it cannot be transferred or assigned to others, unless by written consent of Embraer, or as otherwise provided for pursuant to
      Article 16 of the Purchase Agreement of which this is an Attachment.


7. THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF EMBRAER AND REMEDIES OF BUYER SET FORTH IN THIS WARRANTY CERTIFICATE ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND BUYER HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF EMBRAER AND ANY ASSIGNEE OF EMBRAER AND ALL

      OTHER RIGHTS, CLAIMS AND REMEDIES OF BUYER AGAINST EMBRAER OR ANY ASSIGNEE OF EMBRAER, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY NON-CONFORMANCE OR DEFECT OR FAILURE OR ANY OTHER REASON IN ANY AIRCRAFT OR OTHER THING DELIVERED UNDER THE PURCHASE AGREEMENT OF WHICH THIS IS AN ATTACHMENT, INCLUDING DATA, DOCUMENT, INFORMATION OR SERVICE, INCLUDING BUT NOT LIMITED TO:

      a.    ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

      b. ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

      c. ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OR OTHER RELATED CAUSES OF EMBRAER OR ANY ASSIGNEE OF EMBRAER, WHETHER ACTIVE, PASSIVE OR IMPUTED; AND

      d. ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO ANY AIRCRAFT, FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO ANY AIRCRAFT OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.


8. No representative or employee of Embraer is authorized to establish any other warranty than the one hereby expressed, nor to assume any additional obligation, relative to the matter, in the name of Embraer and therefore any such statements eventually made by, or in the name of Embraer, shall be void and without effect.

9. Provided the provisions hereof are still effective in accordance with their terms, then Buyer may assign Buyer's rights pursuant to this warranty to any entity (but for entities or air carriers which are owned, effectively controlled or managed by any other airframe manufacturer which competes in the thirty seven (37) to seventy (70) seat turbo jet market ("Transferee")) provided Buyer notifies Embraer of the identity of such Transferee at least thirty (30) calendar days prior to such transaction. In the event such Transferees or Other Transferees (as defined herein) subsequently transfer any Aircraft or Spares, any Transferees' or Other Transferees' rights which remain pursuant to this Warranty with respect to such Aircraft and Spares may also be transferred to any other entity (but for entities or air carriers which are owned, effectively controlled or managed by any other airframe manufacturer which competes in the thirty seven (37) to seventy (70) seat turbo jet market ("Other Transferees")) provided that the Transferees or Other Transferees notify Embraer of the identity of such other entity at least sixty (60) calendar days prior to such transaction.

                                  ATTACHMENT D


                                    AIRCRAFT
                                    --------
                               ESCALATION FORMULA
                               ------------------


                                       [*]
























----------
  * Confidential

                                  ATTACHMENT E
                                  ------------

                    APPOINTMENT OF AUTHORIZED REPRESENTATIVE
                    ----------------------------------------


      ("Buyer") hereby designates and appoints _________________ as the authorized representative of Buyer for the purpose of inspecting, reinspecting, and accepting delivery from EMBRAER-Empresa Brasileira de Aeronautica S.A. ("Embraer"), on behalf of and in the name of Buyer, of the Embraer Model EMB-145/EMB-135KL aircraft having Manufacturer's Serial No. 145___ (including the engines, appliances and parts installed thereon, the "Aircraft") and Spares, as defined in that certain Amended and Restated Purchase Agreement GCT-025/1998 between Republic Airways Holdings, Inc. and EMBRAER dated April __, 2002, to be delivered by Embraer to Buyer pursuant to the Purchase Agreement Assignment to be dated as of or about ______ __, 200_ between Republic Airways Holdings, Inc. and Buyer, including the authority to accept delivery of said Aircraft and Spares, and to execute and deliver any additional documents with respect to the delivery for said Aircraft and Spares in such form as such authorized representative executing the same shall deem appropriate.

Dated:      __________ __, 200_


                                          ---------------


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:



The foregoing appointment
is hereby accepted


------------------------
Name:

                                 ATTACHMENT "F"


                          FORM OF WARRANTY BILL OF SALE
                          -----------------------------

KNOW ALL MEN BY THESE PRESENTS THAT Embraer - Empresa Brasileira de Aeronautica S.A. ("SELLER"), a Brazilian company, whose address Av. Brigadeiro Faria Lima, 2170 - Putim, Sao Jose dos Campos, Sao Paulo, Brazil, is the owner of good and marketable title to that certain EMB-145 LR aircraft bearing Manufacturer's Serial No. ___________, with all appliances, parts, instruments, appurtenances, accessories, furnishings and/or other equipment or property incorporated in or installed on or attached to said engine (hereinafter collectively referred to as the "Aircraft") purchased by Republic Airways Holdings, Inc. ("BUYER") under the Amended and Restated Purchase Agreement No. 025/98, dated as of _______ __, 2002, including Attachments, Exhibits, Letters, Amendments and Agreements by and between SELLER and [BUYER].

THAT for and in consideration of the sum of US$ 10.00 and other valuable consideration, receipt of which is hereby acknowledged, SELLER does this __________ day of __________, 200_, grant, convey, transfer, bargain and sell, deliver and set over to BUYER and unto its successors and assigns forever, all of SELLER's rights, title and interest in and to the Aircraft.

THAT SELLER hereby represents and warrants to BUYER, its successors and assigns:

(i) that SELLER has good and marketable title to the Aircraft and the good and lawful right to the Aircraft and the good and lawful right to sell the same; and

(ii) that good and marketable title to the Aircraft is hereby duly vested in BUYER free and clear of all claims, liens, encumbrances and rights of others of any nature. SELLER hereby covenants and agrees to defend such title forever against all claims and demands whatsoever.

This Full Warranty Bill of Sale is governed by the laws of the state of New York, United States of America.

IN WITNESS WHEREOF, SELLER has caused this instrument to be executed and delivered by its duly authorized officer and attorney in fact.

Date as of ____________________, 200_.

EMBRAER - EMPRESA BRASILIERA DE AERONAUTICA S.A.

By:
   ----------------------------------------

Name:
     --------------------------------------
Title:
      -------------------------------------

                               CHAUTAUQUA GUARANTY

FOR VALUE RECEIVED, Chautauqua Airlines, Inc., a corporation owned, managed, or effectively controlled by Republic Airways Holdings, Inc. ("Buyer") and organized under the laws of New York ("Guarantor"), pursuant to Article 16 c. of that certain Amended and Restated Purchase Agreement DCT-025/98 dated as of April __, 2002, among Buyer and EMBRAER-Empresa Brasileira de Aeronautica S.A. ("Embraer"), as the same may be amended from time to time (the "Purchase Agreement"), does hereby unconditionally and irrevocably guarantee to Embraer
(i) the due and punctual payment of each amount due and owing that Buyer, is or may become obligated to pay under and in accordance with the terms of the Purchase Agreement, and (ii) in the event of any nonpayment, Guarantor agrees to immediately pay, or cause such payment to be made (such payment obligations of Buyer being herein referred to as the "Obligations"). Guarantor further agrees to pay all reasonable expenses (including, without limitations all reasonable fees and disbursements of counsel) that may be paid or incurred in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, Guarantor under this Guaranty. The obligations of Guarantor to make any payments hereunder shall be subject to the terms and conditions of the Purchase Agreement applicable to the Obligations.

Capitalized terms used but not defined herein shall have the respective meanings set forth in, and shall be construed and interpreted in the manner described in, the Purchase Agreement.

Guarantor hereby waives notice of acceptance of this Guaranty, and agrees that, in its capacity as a guarantor, it shall not be required to consent to, or to receive any notice of, any supplement to or amendment of, or waiver or modification of the terms of, the Purchase Agreement.

This Guaranty is being furnished to induce Embraer to the Purchase Agreement.

Guarantor represents and warrants that, as of the date hereof:

a. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of New York and has all necessary corporate power and authority to conduct the business in which it is currently engaged and to enter into and perform its obligations under this Guaranty.

b. Guarantor has taken, or caused to be taken, all necessary corporate action to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.

c. The execution and delivery by Guarantor of this Guaranty, the performance by Guarantor of its obligations hereunder and the consummation by Guarantor of the transactions contemplated hereby, do not and will not (A) violate or conflict with any provision of the certificate of incorporation or by-laws of Guarantor,
(B) violate or conflict with any law, rule, or regulation applicable to or binding on Guarantor or (C) violate or constitute any breach or default (other than a breach or default that would not (x) result in a material adverse change to Guarantor or (y) adversely affect Guarantor's ability to perform any of its obligations hereunder) under any agreement, instrument or document to which Guarantor is a party or by which Guarantor or any of its properties is or may be bound or affected.

d. The execution and delivery by Guarantor of this Guaranty, the performance by Guarantor of its obligations hereunder and the consummation by Guarantor of the transactions contemplated hereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (A) any trustee or other holder of any indebtedness or obligation of Buyer, (B) any national, federal, state or local government regulatory, judicial, or administrative entity of competent jurisdiction, or (C) any other party.

e. This Guaranty has been duly authorized, executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with the terms hereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

f. Each of the foregoing representations and warranties shall survive the execution and delivery of this Guaranty.

No failure or delay or lack of demand, notice or diligence in exercising any right under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right under this Guaranty.

This Guaranty is an absolute, unconditional and continuing guaranty of payment and not of collection. Guarantor waives any right to require that any right to take action against Buyer be exhausted or that resort be made to any security prior to action being taken against Guarantor.

In the event that this Guaranty or the Purchase Agreement shall be terminated, rejected or disaffirmed as a result of bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceedings with respect to Buyer, Guarantor's obligations hereunder to Embraer shall continue to the same extent as if the same had not been so terminated, rejected or disaffirmed. Guarantor shall and does hereby waive all rights and benefits that might , in whole or in part, relieve it from the performance of its duties and obligations by reason of any proceeding as specified in the preceding sentence, and Guarantor agrees that it shall be liable for all sums guaranteed, in respect of and without regard to, any modification, limitation or discharge of the liability of Buyer that may result from any such proceedings and notwithstanding any stay, injunction or other prohibition issued in any such proceedings. Furthermore, the obligation of Guarantor hereunder will not be discharged by: (a) any extension or renewal of any obligation of Buyer under the Purchase Agreement; (b) any modification of, or amendment or supplement to, any such Purchase Agreement; (c) any furnishing or acceptance of additional security or any release of any security; (d) any waiver, consent or other action or inaction or any exercise or non-exercise of any right, remedy or power with respect to Buyer; (e) any change in the structure of the Buyer, any change in ownership of the shares of capital stock of Guarantor or Buyer or any merger or consolidation of either thereof into or with any other person; (f) any assignment, transfer, sublease or other arrangement by which Buyer transfers or loses control of the use of the Aircraft or any part thereof; or (g) any other occurrence whatsoever, except payment in full of all amounts payable by Buyer under the Purchase Agreement and performance in full of all the Obligations in accordance with the terms and conditions of the Purchase Agreement.

Guarantor understands and agrees that its obligations hereunder shall be continuing, absolute and unconditional without regard to, and Guarantor hereby waives any defense to, or right to seek a discharge of, its obligations hereunder with respect to; (a) the validity, legality or enforceability of the Purchase Agreement, any of the Obligations or any collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by Embraer; (b) any defense, setoff or counterclaim (other than a defense of payment, performance (including payment or performance attributable to a right of setoff provided for in the Purchase Agreement that may at any time be available to or be asserted by Buyer) or breach by either party to the Purchase Agreement until such breach is resolved under the terms of the Purchase Agreement); or (c) any other circumstances whatsoever (with or without notice to or knowledge of Buyer or Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of Buyer or the Obligations, or of Guarantor under this Guaranty, in bankruptcy or in any other instance.

Notwithstanding any payment or payments made by Guarantor hereunder or any set off or application of funds of Guarantor by Embraer, Guarantor shall not be entitled to be subrogated to any of the rights of Embraer against Buyer or any collateral, security or guaranty or right of set off held by Embraer for the payment of the Obligations, nor shall Guarantor seek or be entitled to seek any reimbursement from Buyer in respect of payments made by Guarantor hereunder, until all amounts and performance owing to Embraer by Buyer on account of the Obligations are paid and performed in full. The obligations of Guarantor hereunder shall be automatically reinstated if and to the extent that any payment by or on behalf of Buyer in respect of any of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations as a result of any proceedings in bankruptcy or reorganization or similar proceedings and Buyer agrees that it will reimburse such holders on demand for all reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel) incurred by such holders in connection with such rescission or restoration.

Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

This Guaranty shall be binding upon the successors and assigns of Guarantor; provided, that no transfer, assignment or delegation by Guarantor, other than a transfer, assignment or delegation by operation of law, without the consent of Embraer, shall release Guarantor from its liabilities hereunder. Subject to the second preceding paragraph, this Guaranty shall terminate and be of no further force and effect upon the performance and observance in full of the Obligations.

All notices, requests and demands to or upon Guarantor or any beneficiary shall be mailed to Buyer in accordance with the terms of Article 26 of the Purchase Agreement. Guarantor hereby agrees to be bound as if it were the Buyer by the provisions of Articles 20, 21, 23, and 25 of the Purchase Agreement, which are incorporated herein by reference as if fully set forth herein.

Dated: April __,  2002

CHAUTAUQUA AIRLINES, INC.


By:
      ----------------------------------
      Name:
      Title: